Exhibit 10.8

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TXOK ACQUISITION, INC.

TXOK Acquisition, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A.            The name of the Corporation is TXOK Acquisition, Inc.

B.            The Corporation originally filed its Certificate of Incorporation (the “Certificate of Incorporation”) under the name EXCO Acquisition OK, Inc., on September 16, 2005 with the Secretary of State of the State of Delaware and filed a Certificate of Correction correcting its name to “TXOK Acquisition, Inc.” on September 19, 2005.

C.            This Amended and Restated Certificate of Incorporation (the “Restated Certificate”) was duly adopted by the Corporation’s sole director and sole stockholder in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law (the “DGCL”).

D.            This Restated Certificate restates, integrates and amends the provisions of the Certificate of Incorporation, as heretofore amended.

E.             The text of the Certificate of Incorporation, as heretofore amended or supplemented, is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is TXOK Acquisition, Inc. (the “Corporation”).

ARTICLE II

ADDRESS

The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  The name of the registered agent at such registered office is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

CAPITAL STOCK

A.            The total number of shares of capital stock that the Corporation will have authority to issue is 600,000, of which 400,000 shares are designated as “Common Stock” with a par value of $0.001 per share and 200,000 shares are designated as “Preferred Stock” with a par value of $0.001 per share.

Authority is hereby expressly vested in the Corporation’s Board of Directors (the “Board of Directors”) to establish one or more series of unissued shares of Preferred Stock from time to time by adoption of a resolution or resolutions setting forth the designation of the series and fixing and determining the designations, preferences, limitations, and relative rights, including voting rights, of the shares of any such series to the same extent that such designations, preferences, limitations, and relative rights could be stated if fully set forth in this Restated Certificate.

The Board of Directors may increase or decrease the number of shares within each established series of the Preferred Stock; provided, however, that the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued.

Each share of the Preferred Stock within an individual series shall be identical in all respects with the other shares of such series, except as to the date, if any, from which dividends thereon shall accumulate and other details which because of the passage of time are required to be made in order for the substantive rights of the holders of the shares of such series to be identical.

The capital stock of the Corporation shall be divided into the series set forth in the following sections, with the powers, preferences and rights and the qualifications, limitations and restrictions set forth in the following sections.

The following definitions shall apply to this Article Four:

“Liquidation” shall mean a liquidation, dissolution or winding up, whether voluntary or involuntary, of the Corporation or its affairs.  A Liquidation of the Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected solely for the purpose of changing the domicile of the Corporation), (B) a sale or other disposition of all or substantially all of the assets of the Corporation, (C) other than as consented to by a majority of the holders of each of the Series A Preferred Stock, the Class A Common Stock and the Class B Common Stock, any transaction or series of related transactions in which the Corporation’s stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation’s acquisition or sale or otherwise) hold less than 50% of the voting power of the surviving or acquiring entity, or (D) other than as contemplated herein, the conversion, exchange or substitution of any shares of Common Stock into any other property or securities (each of the events in clauses (A) through (D), a “Sale Transaction”).

B.            Common Stock.

(1)           The Common Stock shall be divided into the following series:

(a)           350,000 shares will be designated as Class A Common Stock; and

(b)           50,000 shares will be designated as Class B Common Stock.

(2)           Powers and Rights of the Class A Common Stock and the Class B Common Stock.  Except as otherwise expressly provided in this Certificate of Incorporation, all issued and outstanding shares of Class A Common Stock and Class B Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

(a)           Voting Rights and Powers.  Subject to the rights and preferences of any additional class of Common Stock and of the Preferred Stock set forth in this Article Four and in any resolution or resolutions providing for the issuance of additional stock as set forth in this Article Four, the holders of the outstanding shares of Class A Common Stock and Class B Common Stock shall vote together as a single class, and every such holder shall be entitled to cast thereon one vote in person or by proxy for each share of Class A or Class B Common Stock standing in the name of such holders.

(b)           Dividends.  Subject to the rights and preferences of any additional class of Common Stock and of the Preferred Stock set forth in this Article Four and in any resolution or resolutions providing for the issuance of additional stock as set forth in this Article Four, the holders of Class A Common Stock and Class B Common Stock shall be entitled to receive ratably such dividends as may from time to time be declared by the Board of Directors out of funds legally available therefore based on the number of shares of Class A or Class B Common Stock standing in the name of such holders.

(c)           Redemption.  The Class A and Class B Common Stock are not redeemable.

(d)           Distribution of Assets Upon Liquidation.

(i)            In the event of a Liquidation, after there shall have been paid or set aside for the holders of all shares of any additional class of Common Stock and of the Preferred Stock then outstanding, if any, the full preferential amounts to which they are entitled under this Article Four or the resolutions, as the case may be, authorizing the issuance of such additional class(es) of Common Stock or such Preferred Stock, the holders of the Class A Common Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Class B Common Stock by reason of their ownership thereof, an amount per share equal to $1,000.

(ii)           If upon the occurrence of a Liquidation, the assets and funds of the Corporation legally available for distribution to stockholders by reason of their ownership of the stock of the Corporation shall be insufficient to permit the payment to the holders of Class A Common Stock of the full amount set forth in paragraph (i) above, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Class A Common Stock based on the number of shares of Class A Common Stock held by such holders.

(iii)          In the event of a Liquidation, after there shall have been paid or set aside for the holders of all shares of any additional class of Common Stock and of the Preferred Stock then outstanding, including the Class A Common Stock, if any, the full preferential amounts to which they are entitled under this Article Four or the resolutions, as the case may be, authorizing the issuance of such additional class(es) of Common Stock or such Preferred Stock, the holders of the Class B Common Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of any capital stock of the Company that is junior to the Class B Common Stock by reason of their ownership thereof, an amount per share equal to $1,000.

(iv)          If upon the occurrence of a Liquidation, the assets and funds of the Corporation legally available for distribution to stockholders by reason of their ownership of the stock of the Corporation shall be insufficient to permit the payment to the holders of Class B Common Stock of the full amount set forth in paragraph (iii) above, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Class B Common Stock based on the number of shares of Class B Common Stock held by such holders.

(v)           In the event of any Liquidation, after payment in full of the liquidation preference set forth in paragraph (iii) above, the entire remaining assets and funds of the Corporation legally available for distribution to stockholders shall be distributed ratably among the holders of Preferred Stock and the holders of Common Stock in proportion to the number of shares of Common Stock held by them or issuable to them upon conversion of their respective shares of Preferred Stock.

(e)           Notice.  Written notice of a Liquidation stating a payment or payments and the place where such payment or payments shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the earliest payment date stated therein, to the holders of record of shares of Class A and Class B Common Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

(3)           Previously Issued Common Stock.  The filing of the Amended and Restated Certificate of Incorporation on September 26, 2005 shall not cancel or otherwise terminate the Corporation’s Common Stock in existence immediately prior to such filing; provided, however, that the previously issued Common Stock shall be reclassified as Class B Common Stock at a rate of one (1) share of Class B Common Stock per 1,000 shares of previously issued Common Stock, and that the preferences, limitations and relative rights of such previously issued Common Stock are amended by such filing to be the preferences, limitations and relative rights of Class B Common Stock contained herein.

C.            15% Series A Convertible Preferred Stock.

(1)           Definitions.  For purposes of this Section, the following definitions shall apply:

“Business Day” shall mean any day other than a Saturday or a Sunday, a day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed, or a day on which the corporate trust office of the transfer agent is closed for business.

“Conversion Price” shall have the meaning set forth in Section 4(C)(6)(b) below.

“Convertible Securities” shall mean stock or other securities convertible into or exchangeable for shares of Common Stock.

“Fully Diluted Common Stock of the Corporation” shall mean that number of shares of Common Stock which is equal to the sum, without duplication, of (i) the number of shares of Class A Common Stock and Class B Common Stock outstanding as of the Conversion Date, (ii) the number of shares of Common Stock issuable upon exercise of any outstanding warrants or options and (iii) the number of shares of Common Stock issuable upon conversion of any outstanding Convertible Securities, including, without limitation, the shares of Class A Common Stock into which the Series A Preferred Stock is convertible pursuant to Section 4(C)(6).

“Issue Date” shall mean the date that shares of Series A Preferred Stock are first issued by the Corporation.

“Junior Securities” shall mean any capital stock of the Corporation other than the Series A Preferred Stock, any Parity Securities or any Senior Securities.

 “Parity Securities” shall mean any class or series of capital stock of the Corporation authorized after the Issue Date which is entitled to receive assets upon Liquidation on a parity with the Series A Preferred Stock.

“Permitted Transfer” shall mean:

(a)           a Transfer of shares by any stockholder who is a natural person to such stockholder’s spouse, children, grandchildren, parents or siblings or a trust for the benefit of any of them;

(b)           a Transfer of shares by any stockholder who is a natural person to a corporation, partnership, limited liability company, or other entity controlled by such stockholder;

(c)           a bona fide pledge of shares by a stockholder to a bank, financial institution or other lender;

(d)           a Transfer of shares between any stockholder who is a natural person and such stockholder’s guardian or conservator;

(e)           a Transfer of shares from any stockholder which is a partnership to its partners, provided such Transfer is reasonably acceptable to the Corporation; or

(f)            a Transfer of shares from any stockholder which is a corporation or partnership to any affiliate of such stockholder, provided such Transfer is reasonably acceptable to the Company.

“Person” shall mean an individual, partnership, corporation, limited liability company, incorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Senior Securities” shall mean any class or series of capital stock of the Corporation authorized after the Issue Date ranking senior to the Series A Preferred Stock in respect of the right to participate in any distribution upon Liquidation.

“Series A Preferred Stock” shall mean the 15% Series A Convertible Preferred Stock of the Corporation.

“Stated Value” shall mean $1,000.00 per share.

“Transfer” shall mean (a) when used as a verb, to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any shares of Series A Preferred Stock; and (b) when used as a noun, the direct or indirect transfer, sale, assignment, pledge, hypothecation or gift of, creation of a security interest in or lien on, placement in trust (voting or otherwise) of, or other encumbrance or disposal of any shares of Series A Preferred Stock, whether or not by operation of law or for value.

(2)           Designation and Amount.  The shares of this series of Preferred Stock shall be designated as “15% Series A Convertible Preferred Stock” and the authorized number of shares constituting such series shall be 150,000.

(3)           Ranking.  For the purposes of determining whether any dividend will be paid, and whether there will be any distribution of assets upon Liquidation, the Series A Preferred Stock will rank:

(a)           junior to all of the Corporation’s existing and future indebtedness and other obligations and to the Senior Securities;

(b)           on parity with the Parity Securities; and

(c)           senior to the Junior Securities.

(4)           Dividends.

(a)           General.  The holders of shares of Series A Preferred Stock shall be entitled to receive dividends at a rate of 15% of the Stated Value per annum (the “Dividend Rate”), which dividends shall be fully cumulative and paid when, as and if declared, on the date set by the Board of Directors, or if any such date is not a Business Day, the Business Day next following such day (each such date, a “Dividend Payment Date”), to holders of record as they appear on the stock record books of the Corporation on the fifteenth day prior to the relevant Dividend Payment Date.  Dividends shall be paid only when, as and if declared by the Board of Directors out of funds at the time legally available for the payment of dividends.  Dividends shall begin to accumulate on outstanding shares of Series A Preferred Stock from the Issue Date and shall be deemed to accumulate from day to day, whether or not declared, until paid.  Dividends shall accumulate on the basis of a 360-day year consisting of twelve 30-day months (four 90-day quarters) and the actual number of days elapsed in the period for which the dividend is payable.  Notwithstanding any of the foregoing, the Board of Directors may only declare a dividend to be paid immediately prior to, and in connection with, a Liquidation pursuant to Section 4(C)(5) or a redemption pursuant to Section 4(C)(9).

(b)           Method of Payment.  Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on all outstanding shares of Series A Preferred Stock shall be allocated pro rata on a share-by-share basis among all such shares then outstanding.  Dividends that are declared and paid in an amount less than the full amount of dividends accumulated on the Series A Preferred Stock shall be applied first to the earliest dividend which has not theretofore been paid.  All cash payments of dividends on the shares of Series A Preferred Stock shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(c)           Restrictions on Dividends.  So long as any shares of the Series A Preferred Stock are outstanding, the Board of Directors shall not declare, and the Corporation shall not pay or set apart for payment, any dividend or other payments on any Junior Securities or Parity Securities or make any payment on account of, or set apart for payment, money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Securities or Parity Securities), or make any distribution in respect of the Junior Securities or Parity Securities, either directly or indirectly, whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities or Parity Securities to the holders of the Junior Securities or Parity Securities, respectively, or any payment of cash to settle fractional shares that might otherwise be issuable upon Junior Securities or Parity Securities in respect of stock dividends, stock splits and the like), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Securities or Parity Securities or the repurchase, redemption or other retirement of Junior Securities or Parity Securities in exchange for Junior Securities or Parity Securities, respectively) unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, all accumulated and unpaid dividends on shares of the Series A Preferred Stock shall have been paid, except that when dividends are not paid in full as aforesaid upon the shares of Series A Preferred Stock, all dividends declared on the Series A Preferred Stock and any series of Parity Securities shall be declared and paid pro rata so that the amount of dividends so declared and paid on Series A Preferred Stock and such series of Parity Securities shall in all cases bear to each other the same ratio that accumulated dividends (including interest accrued on or additional dividends accumulated in respect of such accumulated dividends) on the shares of Series A Preferred Stock and such Parity Securities bear to each other.

(5)           Liquidation Preference.

(a)           General.  (i)  In the event of any Liquidation, each holder of shares of Series A Preferred Stock then outstanding shall be entitled, subject to the rights of any Senior Security and all of the Corporation’s existing and future indebtedness, but prior and in preference to any distribution of any of the assets or funds of the Corporation to any Junior Security, to receive out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital or surplus of any nature, an amount for each share of Series A Preferred Stock held by such holder equal to the sum of (x) the unpaid dividends, if any, accumulated or deemed to have accumulated on such share of Series A Preferred Stock to the date of final distribution to such holder, whether or not such dividends are declared, plus (y) the Stated Value of such share of Series A Preferred Stock.

(ii)           If upon the occurrence of a Liquidation, the assets and funds of the Corporation legally available for distribution to stockholders by reason of their ownership of the stock of the Corporation shall be insufficient to permit the payment to the holders of Series A Preferred Stock of the full amount set forth in paragraph (i) above, then the entire remaining assets and funds of the Corporation legally available for distribution to stockholders shall be distributed ratably among the holders of Series A Preferred Stock based upon the aggregate amount to which each holder of Series A Preferred Stock would otherwise be entitled pursuant to paragraph (i) above.

(iii)          In the event of any Liquidation, after payment in full of the liquidation preference set forth in paragraph (i) above and after the payment in full of the liquidation preferences to the holders of the Class A Common Stock and the Class B Common Stock set forth in Section 4(B)(2)(d)(i) and (iii), the entire remaining assets and funds of the Corporation legally available for distribution to stockholders shall be distributed ratably among the holders of Preferred Stock and the holders of Common Stock in proportion to the number of shares of Common Stock held by them or issuable to them upon conversion of their respective shares of Preferred Stock.

(b)           Parity Securities.  All the assets of the Corporation available for distribution to stockholders after the liquidation preferences of any Senior Securities shall be distributed ratably (in proportion to the full distributable amounts to which holders of Series A Preferred Stock and Parity Securities, if any, are respectively entitled upon such Liquidation) among the holders of the then-outstanding shares of Series A Preferred Stock and Parity Securities, if any, when such assets are not sufficient to pay in full the aggregate amounts payable thereon.

(c)           Notice.  Written notice of a Liquidation stating a payment or payments and the place where such payment or payments shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the earliest payment date stated therein, to the holders of record of shares of Series A Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

(6)           Conversion Rights.  The holders of the Series A Preferred Stock will have the following rights with respect to the conversion of the Series A Preferred Stock into shares of the Class A Common Stock:

(a)           Conversion.  If, at 5:00 p.m., New York time, on the first anniversary of the Issue Date (the “Conversion Date”), EXCO Resources, Inc. has not consummated an underwritten initial public offering of its common stock and redeemed all outstanding Series A Preferred Stock, then effective as of the Conversion Date, each outstanding share of Series A Preferred Stock (including all unpaid dividends, if any, accumulated or deemed to have accumulated on such share of Preferred Stock to the Conversion Date, whether or not such dividends are declared) shall be automatically converted (the “Conversion”) into that number of fully-paid and nonassessable shares of Class A Common Stock equal to (i) 0.9 multiplied by the Fully Diluted Common Stock of the Corporation, divided by (ii) the number of shares of Series A Preferred Stock outstanding immediately prior to the Conversion.  For the avoidance of doubt, all of the shares of Series A Preferred Stock outstanding immediately prior to the Conversion will convert into, in the aggregate, shares of Class A Common Stock representing 90% of the Fully Diluted Common Stock of the Corporation immediately after the Conversion.  Such Conversion shall occur without any further action by the holders of shares of

Series A Preferred Stock and whether or not the certificates representing shares of Series A Preferred Stock are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation will not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless and until the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent as provided in Section 4(C)(6)(c) below or the holder notifies the Corporation or the transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

(b)           Conversion Price.  Subject to the other provisions of this Section 4(C)(6) and Section 4(C)(7), the “Conversion Price” shall initially be $1,000, the purchase price per share paid for the Series A Preferred Stock; provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in Section 4(C)(7).

(c)           Mechanics of Conversion.  Each holder of Series A Preferred Stock who is obligated to convert the same into shares of Class A Common Stock pursuant to this Section 4(C)(6) will surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Corporation or any transfer agent for the Series A Preferred Stock, or the holder will notify the Corporation or the transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and will give written notice to the Corporation at such office that such holder is obligated to convert the same.  Such notice will state the number of shares of Series A Preferred Stock being converted and will specify the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Class A Common Stock are to be issued.  Thereupon, the Corporation will promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Class A Common Stock which equals the number of shares of Class A Common Stock to which such holder is entitled under the then-effective Conversion Rate, together with a cash adjustment in respect of any fraction of a share of Class A Common Stock as provided in Section 4(C)(6)(e).  Such conversion will be deemed to have been made at the close of business on the Conversion Date, and the Person entitled to receive the shares of Class A Common Stock issuable upon such conversion will be treated for all purposes as the record holder of such shares of Class A Common Stock on such date.

(d)           Reservation of Stock Issuable Upon Conversion.  The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Class A Common Stock as will from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.  If at any time the number of authorized but unissued shares of Class A Common Stock is not sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation shall take, and the holders of Series A Preferred Stock, Class A Common Stock and Class B Common Stock shall consent to, such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as will be sufficient for such purpose.

(e)           Fractional Shares.  No fractional shares of Class A Common Stock shall be issued upon conversion of Series A Preferred Stock.  If more than one share of Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Class A Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.  In lieu of any fractional share of Class A Common Stock to which such holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by $1,000.00.

(7)           Antidilution Provisions.

The Conversion Price shall be subject to adjustment from time to time as set forth in this Section 4(C)(7).

(a)           Adjustment.  If the Corporation:

(i)            subdivides its outstanding shares of Common Stock into a greater number of shares;

(ii)           combines its outstanding shares of Common Stock into a smaller number of shares;

(iii)          pays a dividend or makes a distribution on its shares of Common Stock, in shares of its Common Stock;

(iv)          pays a dividend or makes a distribution on its shares of Common Stock, in shares of its capital stock other than Common Stock; or

(v)           issues by reclassification of its Common Stock (whether pursuant to a merger or consolidation or otherwise) any other shares of the Corporation;

then the Conversion Price in effect immediately before such action shall be adjusted so that each holder of Series A Preferred Stock thereafter converted may receive the number and kind of shares of capital stock of the Corporation which he or she would have owned immediately following such action if his or her shares of Series A Preferred Stock had been converted immediately before the record date (or, if no record date, the effective date) for such action.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)           Issuance of Additional Shares of Common Stock.  If at any time the Corporation shall issue or sell any shares of Common Stock in a subsequent issuance for a consideration per share that is less than the Conversion Price per share in effect immediately prior to such issuance or sale (“Additional Shares of Common Stock”), then, forthwith upon such issuance or sale, the Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying that Conversion Price by a fraction:

(i)            the numerator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the day next preceding the date of such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and

(ii)           the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of such issue after giving effect to such issue of Additional Shares of Common Stock.

For the purpose of the calculation described in this Section 4(C)(7)(b), the number of shares of Common Stock outstanding shall include (i) the number of shares of Common Stock into which the then outstanding shares of Series A Preferred Stock could be fully converted on the day next preceding the issue or sale of Additional Shares of Common Stock, assuming the such date was the Conversion Date, and (ii) the number of shares of Common Stock which could be obtained through the conversion of all Convertible Securities which are convertible on the day next preceding the issue or sale of Additional Shares of Common Stock, assuming such date were the Conversion Date.

(c)           Issuances of Stock Purchase Rights and Convertible Securities.

 (i)           In the event that the Corporation shall at any time issue, sell or grant any stock purchase rights to any Person in a subsequent issuance, then, for the purpose of Section 4(C)(7)(b) above, the Corporation shall be deemed to have issued at that time a number of shares of Common Stock equal to the maximum number of shares of Common Stock that are or may become issuable upon exercise of such stock purchase rights (or upon exercise of any Convertible Securities issuable upon exercise of such stock purchase rights) for a consideration per share equal to (i) the aggregate consideration per share (determined in accordance with the provisions of Section 4(C)(7)(d) hereof) received by the Corporation in connection with the issuance, sale or grant of such stock purchase rights plus (ii) the minimum amount of such consideration per share receivable by the Corporation in connection with the exercise of such stock purchase rights (and the exercise of any Convertible Securities issuable upon exercise of such stock purchase rights).

(ii)           In the event that the Corporation shall at any time issue or sell any Convertible Securities to any Person in a subsequent issuance, then, for the purposes of Section 4(C)(7)(b) above, the Corporation shall be deemed to have issued at that time a number of shares of Common Stock equal to the maximum number of shares of Common Stock that are or may become issuable upon the exercise of the conversion or exchange rights associated with such Convertible Securities for a consideration per share equal to (A) the aggregate consideration per share (determined in accordance with the provisions of Section 4(C)(7)(b) hereof) received by the Corporation in connection with the issuance or sale of such Convertible Securities plus (B) the minimum amount of such consideration per share receivable by the Corporation in connection with the exercise of such conversion or exchange rights.

(iii)          If, at any time after any adjustment of the Conversion Price shall have been made hereunder as the result of any issuance, sale or grant of any stock purchase rights or Convertible Securities, the maximum number of shares issuable upon exercise of such stock purchase rights or of the rights of conversion or exchange associated with such Convertible Securities shall increase, or the minimum amount of consideration per share receivable in connection with such exercise shall decrease, whether by operation of any antidilution rights pertaining to such stock purchase rights or Convertible Securities, by agreement of the parties or otherwise, the Conversion Price then in effect shall first be readjusted to eliminate the effects of the original issuance, sale or grant of such stock purchase rights or Convertible Securities on such Conversion Price and then readjusted as if such stock purchase rights or Convertible Securities had been issued on the effective date of such increase in number of shares or decrease in consideration, but only if the effect of such two-step readjustment is to reduce the Conversion Price below the Conversion Price in effect immediately prior to such increase or decrease.

(iv)          If, at any time after any adjustment of the Conversion Price shall have been made hereunder as the result of any issuance, sale or grant of any stock purchase rights or Convertible Securities, any of such stock purchase rights or the rights of conversion or exchange associated with such Convertible Securities shall expire by their terms or any of such stock purchase rights or Convertible Securities shall be repurchased by the Corporation for a consideration per underlying share of Common Stock not exceeding the amount of such consideration received by the Corporation in connection with the issuance, sale or grant of such stock purchase rights or Convertible Securities, the Conversion Price then in effect shall forthwith be increased to the Conversion Price that would have been in effect if such expiring stock purchase rights or rights of conversion or exchange or such repurchased stock purchase rights or Convertible Securities had never been issued. Similarly, if at any time after any such adjustment of the Conversion Price shall have been made pursuant to Section 4(C)(7)(b) (A) any additional consideration is received or becomes receivable by the Corporation in connection with the issuance or exercise of such stock purchase rights or Convertible Securities or (B) there is a reduction in the conversion ratio applicable to such Convertible Securities so that fewer shares of Common Stock will be issuable upon the conversion or exchange thereof or there is a decrease in the number of shares of Common Stock issuable upon exercise of such stock purchase rights, the Conversion Price then in effect shall be forthwith readjusted to the Conversion Price that would have been in effect had such changes taken place at the time that such stock purchase rights or Convertible Securities were initially issued, granted or sold. In no event shall any readjustment under this Section 4(C)(7)(c)(iv) affect the validity of any shares of Common Stock issued upon the conversion of the Series A Preferred Stock prior to such readjustment, nor shall any such readjustment have the effect of increasing the Conversion Price above the Conversion Price that would have been in effect if the related stock purchase rights or Convertible Securities had never been issued.

(d)           Determination of Consideration.  For purposes of Section 4(C)(7)(b) and Section 4(C)(7)(c) hereof, the consideration received and/or receivable by the

Corporation in connection with the issuance, sale, grant or exercise of Additional Shares of Common Stock, stock purchase rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued as follows:

(i)            Cash Payment. In the case of cash, the net amount received by the Corporation after deduction of any accrued interest or dividends, but including any underwriting commissions or concessions paid or allowed by the Corporation.

(ii)           Securities or Other Services or Property.  In the case of securities or other services or property, the fair market value thereof as of the date immediately preceding such issuance, sale, grant or exercise as determined in good faith by the Board of Directors.

(iii)          Allocation Related to Common Stock.  In the event shares of Common Stock are issued or sold together with other securities or other assets of the Corporation for a consideration which covers both, the consideration received (computed as provided in (i) and (ii) above) shall be allocable to such shares of Common Stock as determined in good faith by the Board of Directors.

(iv)          Allocation Related to Stock Purchase Rights and Convertible Securities.  In case any stock purchase rights or Convertible Securities shall be issued or sold together with other securities or other assets of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to the stock purchase rights or Convertible Securities, the consideration allocable to such stock purchase rights or Convertible Securities shall be determined in good faith by the Board of Directors.

(v)           Dividends in Securities.  In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in either case in Common Stock or Convertible Securities in which the Series A Preferred Stock does not participate, such Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(vi)          Merger, Consolidation or Sale of Assets.  In case any shares of Common Stock, stock purchase rights or Convertible Securities shall be issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair market value of such portion of the assets and business of the non-surviving corporation attributable to such Common Stock, stock purchase rights or Convertible Securities, as is determined in good faith by the Board of Directors.

(vii)         Challenge to Good Faith Determination. Whenever the Board of Directors shall be required to make a determination in good faith of the fair market value of any item under this Section 4(C)(7), such determination may be challenged in good faith by any holder of Series A Preferred Stock, and any dispute shall be resolved by an investment banking or appraisal firm of recognized regional or national standing selected by the Corporation and acceptable to the majority of the Class A Preferred Stock holders and whose decision shall be binding on the Corporation and all holders of Series A Preferred Stock. The fees and expenses of such firm shall be paid by the Corporation.

(e)           Other Dilutive Events. In case any event shall occur as to which the other provisions of this Section 4(C)(7) are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the conversion rights of the holders of Series A Preferred Stock in accordance with the essential intent and principles hereof (including, without limitation, the issuance of securities other than Common Stock which have the right to participate in distributions to the holders of Common Stock, the granting of “phantom stock” rights or “stock appreciation rights” or the repurchase of outstanding shares of Common Stock, Convertible Securities or stock purchase rights for a purchase price exceeding the fair market value thereof), then, in each such case, the majority of the Class A Preferred Stock holders may select an independent investment banking firm of regionally or nationally recognized standing and reasonably acceptable to the Corporation to make a determination as to the adjustment, if any, required to be made on a basis consistent with the essential intent and principles established herein as a result of such event in order to preserve the conversion rights of the holders of Series A Preferred Stock. If the investment bank selected by the majority of the Class A Preferred Stock holders  is not reasonably acceptable to the Corporation, and the Corporation and the majority of the Class A Preferred Stock holders  cannot agree on a mutually acceptable investment bank, then the Corporation and the majority of the Class A Preferred Stock holders  shall each choose one such investment bank and the respective chosen firms shall jointly select a third investment bank, which shall make the determination. The Corporation shall pay the costs and fees of each such investment bank (including any such investment bank selected by the majority of the Class A Preferred Stock holders ), and the decision of the investment bank making such determination shall be final and binding on the Corporation and all holders of Series A Preferred Stock. Promptly after receipt of the opinion of such investment bank as to any such required adjustments, the Corporation shall take any actions necessary to implement same.

(f)            Other Provisions Applicable to Adjustments Under this Section.  The following provisions shall be applicable to the adjustments provided for pursuant to this Section 4(C)(7):

(i)            When Adjustments To Be Made.  The adjustments required by this Section 4(C)(7) shall be made whenever and as often as any specified event requiring such an adjustment shall occur. For the purpose of any such adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(ii)           When Adjustment Not Required.  If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution to which the provisions of Section 4(C)(7)(a) would apply, but shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(iii)          Notice of Adjustments.  Whenever the Conversion Price shall be adjusted pursuant to this Section 4(C)(7), the Corporation shall forthwith prepare a certificate to be executed by the chief financial officer of the Corporation setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated. The Corporation shall promptly cause a signed copy of such certificate to be delivered to each holder of Series A Preferred Stock at each holder’s last address as it appears upon the stock transfer books of the Corporation.

(iv)          Independent Application. Except as otherwise provided herein, all provisions of this Section 4(C)(7) are intended to operate independently of one another (but without duplication). If an event occurs that requires the application of more than one subparagraph, all applicable subparagraphs shall be given independent effect without duplication.

(g)           Notices.  All notices and other communications required by the provisions of this Section 4(C)(7) shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, telegram or facsimile transmission to each holder of record at the address of such holder appearing on the books of the Corporation.  Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of overnight delivery service, on the date of actual delivery and, in the case of notice so given by telegram, facsimile transmission, or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

(8)           Voting Rights.

(a)           General Voting Rights.  So long as any shares of the Series A Preferred Stock are outstanding, (i) each share of Series A Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock; and (ii) the shares of Series A Preferred Stock shall vote together with shares of Common Stock as a single class.  Each share of Series A Preferred Stock will entitle the holder to the number of votes per share equal to the full number of shares of Class A Common Stock into which each share of Series A Preferred Stock would have been converted had the Series A Preferred Stock been converted to Class A Common Stock pursuant to Section 4(C)(6) prior to the record date for such vote.

(b)           Super-Majority Class Voting.  The affirmative vote of the holders of at least two-thirds of the then-issued and outstanding shares of Series A Preferred Stock shall be required in order for the Corporation to: (i) authorize, create or issue, or reclassify any authorized stock of the Corporation into, or increase the authorized amount of, any Senior Securities or Parity Securities; (ii) declare or pay any dividends on, or make any distributions with respect to, any shares of any equity security of any kind of the Corporation, other than the Series A Preferred Stock; (iii) authorize any Liquidation or Sale Transaction; (iv) authorize any increase or decrease in the aggregate number of authorized shares of Series A Preferred Stock or Class A Common Stock; (v) authorize any adverse change to the rights, preferences and privileges of the Series A Preferred Stock or Class A Common Stock; (vi) authorize an increase or decrease in the size of the Board of Directors; (vii) authorize any change in the Corporation’s line of business; or (viii) authorize the issuance of any shares of Class A Common Stock other than to the holders of Series A Preferred Stock upon conversion.  Such vote shall be taken in accordance with the procedures specified in Section 4(C)(8)(d) below.

Notwithstanding the foregoing, the Corporation may effect, without the consent of the Series A Preferred Stock, any of the foregoing in connection with any transaction pursuant to which all outstanding shares of the Series A Preferred Stock will be fully redeemed in accordance with the provisions of Section 4(C)(9).

(c)           Voting for the Election of Directors.  (i)  Except as otherwise determined and effective upon the initial issuance of the Series A Preferred Stock, the Board of Directors shall be comprised of three (3) directors.  As long as a majority of the shares of Series A Preferred Stock originally issued remains outstanding, the holders of outstanding Series A Preferred Stock, voting separately as a class, shall be entitled to elect, by the affirmative vote or approval of a majority thereof, two (2) members of the Board of Directors of the Corporation.

(ii)           In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of the Series A Preferred Stock pursuant to paragraph (i) above, the remaining director so elected by the Series A Preferred Stock (or, if there are no such directors remaining, the holders of a majority of the shares of Series A Preferred Stock, by the affirmative vote of a majority thereof) may elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant.  Any director who shall have been elected by the holders of the Series A Preferred Stock pursuant to paragraph (i) above, or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of Series A Preferred Stock.

(d)           Exercise of Voting Rights.  The foregoing rights of holders of Series A Preferred Stock to take any actions as provided in this Section 4(C)(7) may be exercised at any special meeting of the holders of shares of Series A Preferred Stock or of the stockholders of the Corporation called as herein provided or as provided in the Bylaws of the Corporation, at any annual meeting of stockholders held for the purpose of electing directors, and in any written consent of stockholders pursuant to Section 228 of the DGCL.

(e)           Interference with Voting Rights.  The Corporation shall not enter into any agreement or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation’s performance of its obligations hereunder.

(f)            Notices of Record Date.  In the event of (A) any taking by the Corporation of record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (B) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Person or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred Stock at least fifteen (15) days prior to the record date specified therein, a notice specifying (x) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (y) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (z) the date, if any, that is to be fixed, as to when the holders of record of Class A Common Stock (or other securities) shall be entitled to exchange their shares of Class A Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(9)           Redemption Rights.

(a)           Redemption.  On a date that is within five Business Days following the consummation of an underwritten initial public offering of the common stock of EXCO Resources, Inc. (or its parent company or successor) with aggregate net proceeds sufficient to fully redeem all outstanding shares of the Series A Preferred Stock (the “IPO” and such date, the “Redemption Date”), the Corporation shall be obligated to redeem, and the holders of Series A Preferred Stock shall be obligated to sell to the Corporation, all outstanding shares of Series A Preferred Stock for the aggregate “Redemption Price,” which shall be comprised of the following: (i) an amount in cash equal to the sum of (A) the unpaid dividends, if any, accumulated or deemed to have accumulated on all outstanding shares of Series A Preferred Stock as of the Redemption Date, whether or not such dividends are declared, plus (B) the Stated Value of all outstanding shares of Series A Preferred Stock (such sum, the “Cash Redemption Amount”) and (ii) at the option of the holders of a majority of the Series A Preferred Stock (which decision shall be applicable to all shares of Series A Preferred Stock), either (x) the Additional Shares of EXCO (defined below), (y) the Make Whole Amount (defined below) in cash or (z) any combination of shares of common stock of EXCO Resources, Inc. (or its parent company or successor) and cash such that the value of such shares (based on the FMV of EXCO Shares) and cash equals the Make Whole Amount.  The following terms shall have the meanings set forth below:

“Additional Shares of EXCO” shall mean a number of shares of common stock of EXCO Resources, Inc. (or its parent company or successor) equal to the quotient of (i) the Make Whole Amount, divided by (ii) the FMV of EXCO Shares.

The “Make Whole Amount” shall be an amount equal to the difference of (i) the Stated Value plus a 23% annualized rate of return on the Stated Value as of the Redemption Date, minus (ii) the Cash Redemption Amount.

The “FMV of EXCO Shares” shall be equal to the lower of (i) $12.00 (as adjusted for stock splits, stock dividends, recapitalizations and similar events) and (ii) the per share price to the public for the common stock of EXCO Resources, Inc. (or its parent company or successor) offered by the IPO.

(b)           Mechanics of Redemption.  Payment of the Redemption Price for Series A Preferred Stock to each holder is conditioned upon (i) surrender by the Series A

Preferred Stock holder who is entitled to payment of the certificate or certificates therefor, duly endorsed, at the principal office of the Corporation or any transfer agent for the Series A Preferred Stock, or notification by the holder (to the Corporation or the transfer agent) that such certificates have been lost, stolen or destroyed and execution of an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates and (ii) notice specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of common stock of EXCO Resources, Inc. are to be issued.  Payment of the Redemption Price for the Series A Preferred Stock will be made promptly following the later of five (5) Business Days following the Redemption Date and satisfaction of the conditions set forth in this Section 4(C)(9)(b).

(c)           Effect of Redemption.  If the Corporation or its transfer agent holds money or securities sufficient to pay the Redemption Price of all the issued and outstanding Series A Preferred Stock on the Business Day following the Redemption Date in accordance with the terms of this Section 4(C)(9), then, immediately after the Redemption Date, the Series A Preferred Stock will cease to be outstanding, whether or not every holder of Series A Preferred Stock has complied with all of the conditions set forth in this Section 4(C)(9).  At such time, all rights of a holder as a holder of Series A Preferred Stock shall terminate, other than the right to receive the Redemption Price upon delivery of the certificates representing the Series A Preferred Stock.

(10)         Preemptive Rights.

(a)           Notwithstanding anything to the contrary contained in this Certificate of Incorporation, after the Issue Date, the Corporation shall not issue or sell any capital stock (other then the issuance of up to 20,000 shares of Class B Common Stock to EXCO Holdings II, Inc. or its successors or affiliates) (such capital stock, the “Newly Issued Securities”) unless prior to the issuance or sale of such Newly Issued Securities, each holder of Series A Preferred Stock shall have first been given the opportunity to purchase, on the same terms and conditions on which such Newly Issued Securities are proposed to be sold by the Corporation, that portion of such Newly Issued Securities that is equal to the quotient obtained by dividing (A) the number of outstanding shares of Series A Preferred Stock held by such holder by (B) the aggregate number of outstanding shares of Series A Preferred Stock (such holder’s “Proportionate Share”).

(b)           At least thirty (30) days prior to the issuance or sale by the Corporation of any Newly Issued Securities, the Corporation shall provide written notice thereof (the “Preemptive Notice”) to each holder of Series A Preferred Stock stating (i) the name and address of the Person to whom the Corporation proposes to issue or sell such Newly Issued Securities, (ii) the price, number and other terms of such Newly Issued Securities, (iii) such holder’s Proportionate Share of such Newly Issued Securities and (iv) the period of time during which such holder may elect to purchase such holder’s Proportionate Share of such Newly Issued Securities, which period shall extend for at least thirty (30) days following the receipt by such holder of the Preemptive Notice (the “Preemptive Acceptance Period”).

(c)           Each holder of Series A Preferred Stock shall have the right to irrevocably elect to purchase such holder’s Proportionate Share of any Newly Issued Securities by providing written notice of such election to the Corporation prior to the expiration of the Preemptive Acceptance Period (each, a “Participating Holder”).  If after the expiration of the Preemptive Acceptance Period one or more holders of Series A Preferred Stock shall not have elected to purchase its Proportionate Share of such Newly Issued Securities (each, a “Non-Participating Holder”), then each Participating Holder shall be entitled to exercise an additional right to purchase, on a pro rata basis, such Newly Issued Securities not previously purchased.

(d)           After the conclusion of the Preemptive Acceptance Period, any Newly Issued Securities that are not purchased by the holders of Series A Preferred Stock in accordance with the provisions of this Section 4(C)(10) may be sold by the Corporation, within a period of two (2) months after the expiration of such Preemptive Acceptance Period, to any other Person at such prices and upon such other terms and conditions that are no less favorable to the Corporation than those set forth in the Preemptive Notice.

(11)         Transfer of Shares.  No holder of shares of Series A Preferred Stock may Transfer all or any part of the shares of Series A Preferred Stock owned by such holder, other than a Transfer of shares which is (i) a Permitted Transfer or (ii) a Transfer by such holder that is approved in advance by the Board of Directors and represents not less than five percent (5%) of the then outstanding shares of Series A Preferred Stock. Any shares of Series A Preferred Stock Transferred pursuant to this Section 4(C)(11) shall remain subject to the Transfer restrictions of this Section 4(C)(11).  Any Transfer in violation of this Section 4(C)(11) shall be null and void.

(12)         Exclusion of Other Rights.  Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, option or other special rights, other than those specifically set forth in this Section 4(C).

(13)         Reissuance.  Shares of the Series A Preferred Stock acquired by the Corporation by conversion or otherwise will be deemed authorized but unissued shares of Preferred Stock that is undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock.

(14)         Identical Rights.  Each share of the Series A Preferred Stock shall have the same relative rights and preferences as, and shall be identical in all respects with, all other shares of the Series A Preferred Stock.

(15)         Reports.  So long as any shares of the Series A Preferred Stock are outstanding, the Corporation will furnish to holders of the then outstanding shares of Series A Preferred Stock audited annual financial reports, unaudited monthly and quarterly financial reports, annual budget and business plans, and board packages.

(16)         Notices.  Any notice referred to herein shall be in writing and, unless first-class mail shall be specifically permitted for such notices under the terms hereof, shall be delivered personally, by telecopier, or by registered or certified mail, postage prepaid, and shall be deemed to have been given upon personal delivery thereof, upon transmittal of such notice by telecopy (with confirmation of receipt by telecopy or telex) or seventy-two (72) hours after transmittal by registered or certified mail, postage prepaid, addressed as follows:

(a)           if to the Corporation:

TXOK Acquisition, Inc.

Attention: Chief Financial Officer

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

(b)           if to a holder of the Series A Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series A Preferred Stock); or

(c)           to such other address as the Corporation or such holder, as the case may be, shall have designated by notice given in accordance with the foregoing.

(17)         Headings of Subdivisions.  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

D.            Except as otherwise provided herein, no stockholder of the Corporation shall, by reason of being a stockholder, have any preemptive right to acquire additional, unissued or treasury shares of the Corporation, or securities convertible into or carrying a right to subscribe to or to acquire any shares of any class of the Corporation now or hereafter authorized.

E.             The holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders.  No stockholder shall have the right to cumulate votes at any election of directors of the Corporation.

ARTICLE V

CORPORATE MATTERS

The affairs of the Corporation shall be managed by a Board of Directors.  The number of directors of the Corporation shall be from time to time fixed by, or altered in the manner provided in, the Bylaws of the Corporation.

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide.  The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE VI

AMENDMENTS

In furtherance and not in limitation of the powers conferred upon the Board of Directors by law, the Board of Directors shall have the power to adopt, amend, and repeal, from time to time, the Bylaws of the Corporation.

ARTICLE VII

DURATION OF EXISTENCE

The Corporation will have a perpetual existence.

ARTICLE VIII

RIGHT TO AMEND

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Amended and Restate Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE IX

LIABILITY OF DIRECTORS

The liability of the directors of the Corporation to the Corporation or its stockholders for monetary damages for acts or omissions occurring in their capacity as directors shall be limited to the fullest extent permitted by the laws of the State of Delaware and any other applicable law, as such laws now exist and to such greater extent as they may provide in the future.

Any repeal or modification of this Certificate shall operate prospectively only and shall not adversely affect the rights existing at the time of such repeal or modification of any of the aforementioned persons.

ARTICLE X

INDEMNIFICATION AND INSURANCE

The Corporation shall indemnify and advance expenses to and may provide indemnity insurance for each person who is or was a director or officer of the Corporation in every capacity in which such person serves for which the Corporation may or is required to indemnify or advance expenses to such person, for amounts incurred by such person in connection with any action, suit, or proceeding to which such person was, is or may be a party by reason of such person’s position with the Corporation or service on behalf of the Corporation, when and to the fullest extent permitted or required by the laws of the State of Delaware and any other applicable law, as such laws now exist and to such greater extent as they may provide in the future.

Any repeal or modification of this Certificate shall operate prospectively only and shall not adversely affect the rights existing at the time of such repeal or modification of any of the aforementioned persons.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer on September 26, 2005.

/s/ Douglas H. Miller
Douglas H. Miller
Chief Executive Officer